ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Arnold Shulkin, being the Head of Special Servicer of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.        A review of the activities performed by the Special Servicer during the period commencing on January 1, 2025 and ending on December 31, 2025 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.        To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/Arnold Shulkin

Arnold Shulkin

Head of Special Servicing

Dated: February 16, 2026

SCHEDULE 1

Specified Role	Deal Name	Specified Loan
LNR (SS)	ARZ 2024-BILT
LNR (SS)	BANK 2017-BNK5
LNR (SS)	BANK 2017-BNK5	Companion loan included in DAFC 2017-AMO; DBJPM 2017-C6
LNR (SS)	BANK 2017-BNK8
LNR (SS)	BANK 2017-BNK8	Companion loan included in BANK 2017-BNK7
LNR (SS)	BACM 2015 UBS7
LNR (SS)	BACM 2016-UB10
LNR (SS)	BANK 2018-BN10
LNR (SS)	BANK 2018-BNK11
LNR (SS)	BANK 2018-BN11	Companion loan included in GSMS 2018-GS9; BANK 2018-BN10; BANK 2018-BN12; WFCM 2018-C44
LNR (SS)	BANK 2018-BNK15
LNR (SS)	BANK 2019-BN19
LNR (SS)	BANK 2019-BNK20
LNR (SS)	BANK 2019-BNK20	Eleven Seventeen, Polo Towne Crossing SC, NKX Multifamily Portfolio, the Tower at Burbank, Solstice on the Park
LNR (SS)	BANK 2019-BN24
LNR (SS)	BANK 2020-BN26
LNR (SS)	BANK 2023-BNK45
LNR (SS)	BANK 2023-BNK46
LNR (SS)	BANK5 2024-5YR6
LNR (SS)	BBCMS 2024-C28
LNR (SS)	BANK 2024-BNK48
LNR (SS)	BBCMS 2018-C2
LNR (SS)	BBCMS 2021-C12
LNR (SS)	BBCMS 2023-C20
LNR (SS)	BBCMS 2024-5C31
LNR (SS)	Benchmark 2019-B10	3 Columbus Circle; ARC APTS
LNR (SS)	Benchmark 2021-B28
LNR (SS)	Benchmark 2022-B34
LNR (SS)	Benchmark 2024-V6
LNR (SS)	Benchmark 2024-V8
LNR (SS)	Benchmark 2024-V11
LNR (SS)	BMO 2024-5C5
LNR (SS)	CF 2019-CF1
LNR (SS)	CF 2019-CF2
LNR (SS)	CGCMT 2016-P5
LNR (SS)	CGCMT 2018-B2
LNR (SS)	CGCMT 2019-C7
LNR (SS)	FREMF 2019-K95
LNR (SS)	GSMS 2016-GS2
LNR (SS)	GSMS 2020-GSA2
LNR (SS)	Grace Trust 2020-GRCE
LNR (SS)	MSBAM 2012-C6
LNR (SS)	MSBAM 2013-C10
LNR (SS)	MSBAM 2013-C9	Milford Plaza Fee
LNR (SS)	MSBAM 2014-C14
LNR (SS)	MSBAM 2014-C14	Companion loan included in WFRBS 2013-C18
LNR (SS)	MSBAM 2014-C15
LNR (SS)	MSBAM 2014-C16	Companion loan included in COMM 2014-UBSS
LNR (SS)	MSBAM 2014-C16
LNR (SS)	MSBAM 2015-C21	555 11th Street NW
LNR (SS)	MSBAM 2015-C22
LNR (SS)	MSBAM 2015-C23	32 Old Slip Fee
LNR (SS)	MSBAM 2015-C23
LNR (SS)	MSBAM 2015-C24	Costal Equities Retail Portfolio, 535 545 Fifth Avenue
LNR (SS)	MSBAM 2015-C25
LNR (SS)	MSBAM 2015-C26	Compaion loan included in MSBAM 2015-C25
LNR (SS)	MSBAM 2015-C27	Companion loan included in MSBAM 2015-C25
LNR (SS)	MSBAM 2016-C30	Companion loan included in WFCM 2016-BNK1; SHOPS 2016-CSTL; CSAIL 2016-C7
LNR (SS)	MSBAM 2016-C30
LNR (SS)	MSBAM 2017-C33
LNR (SS)	MSC 2007-T27
LNR (SS)	MSC 2015-MS1
LNR (SS)	MSC 2015-UBS8
LNR (SS)	MSC 2015-UBS8	Companion loan included in BACM 2015-UBS7; CSAIL 2015-C3
LNR (SS)	MSC 2016-BNK2
LNR (SS)	MSC 2016-BNK2	Companion loan included in WFCM 2016-C37
LNR (SS)	MSC 2017-H1
LNR (SS)	MSC 2017-H1	Companion loan included in WFCM 2017-C39; GSMS 2014-GC22
LNR (SS)	MSC 2017-HR2	Companion loan included in BANK 2018-BN13; BANK 2018-BN10; WFCM 2017-C41; UBSCM 2017-C6; WFCM 2017-C42; UBSCM 2018-C11
LNR (SS)	MSC 2018-H3
LNR (SS)	MSC 2018-H3	Companio loan included in UBSCM 2018-C11; BMARK 2018-B4; BANK 2018- B12; WFCM 2018-C48; WFCM 2018-C44
LNR (SS)	MSC 2018-H4
LNR (SS)	MSC 2018-H4	Companion loan included in BBCMS 2018-C2; WFCM 2018-C48; AVMT 2018 AVM
LNR (SS)	MSC 2019-H7
LNR (SS)	MSC 2019-H7	Companion loan included in BMARK 2019-B10
LNR (SS)	MSC 2019-L3
LNR (SS)	MSC 2019-L3
LNR (SS)	MSC 2020-L4	Companion loan included in BANK 2019-BN24
LNR (SS)	MSC 2021-L5
LNR (SS)	MSC 2021-L5	Companion loan included in GSMS 2020-GSA2
LNR (SS)	MSC 2022-L8
LNR (SS)	MSC 2022-L8
LNR (SS)	MSCI 2006-HQ10
LNR (SS)	MSCI 2006-HQ8
LNR (SS)	MSCI 2006-IQ11
LNR (SS)	MSCI 2007-HQ12
LNR (SS)	MSCI 2007-IQ13
LNR (SS)	MSCI 2007-IQ14
LNR (SS)	MSCI 2007-IQ16	Companion loan included in COMM 2007-C9
LNR (SS)	MSCI 98-CF1
LNR (SS)	MSSG 2017-237P
LNR (SS)	WFCM 2016-C37	Infinite Self Storage
LNR (SS)	WFCM 2017-C42
LNR (SS)	WFCM 2018-C48
LNR (SS)	WFRBS 2013-C18
LNR (SS)	BANK5 2025-5YR15
LNR (SS)	BMO 2025-5C11
LNR (SS)	DAFC 2017-AMO
LNR (SS)	MSBAM 2025-5C2